EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS
Anne Tarbell at 212-541-3030
or
Kay Sharpton at 678-514-5292

Triarc Reports First Quarter 2008 Results

ATLANTA, May 9, 2008 (BUSINESS WIRE) -- Triarc Companies, Inc. (NYSE: TRY; TRY.B), the parent company of the Arby's® restaurant system, announced today the results of operations for its fiscal first quarter ended March 30, 2008.

Highlights for the first quarter of 2008 as compared to the first quarter of 2007 include:

•	Sales increased 5.7% to $281.6 million for Company-owned restaurants;
•	Franchise revenues increased 8.1% to $21.3 million;
•	Same-store sales increased 0.4% system wide;
•	Operating profit of $8.1 million increased 18.4% as compared to $6.8 million adjusted operating profit*;
•	Consolidated EBITDA** of $24.1 million increased 11.7% as compared to $21.5 million adjusted consolidated EBITDA*; and
•	Net loss of $67.5 million, which included net investment loss of $65.9 million, as compared to net income of $7.1 million.

* Adjusted to exclude 2007 amounts related to the asset management segment, which was sold on December 21, 2007. A reconciliation of Non-GAAP measurements to GAAP results is included below.
** Operating profit plus depreciation and amortization.

Other significant corporate highlights include:

•
Signing of definitive merger agreement with Wendy’s International, Inc. (NYSE: WEN or “Wendy’s”) for an all stock transaction in which Wendy’s shareholders will receive 4.25 shares of Triarc’s Class A Common Stock for each share of Wendy’s common stock; and

•	Distribution of Deerfield Capital Corp. (NYSE: DFR or “DFR”) common stock to Triarc stockholders.

First Quarter 2008 Results

Consolidated revenues were $302.9 million in the first quarter of 2008 compared to $302.0 million in the first quarter of 2007.  The prior-year period included $15.9 million in asset management and related fees, for which there was no comparable amount in the current quarter due to the sale of the asset management segment in December 2007.

Sales for the first quarter of 2008 increased 5.7% to $281.6 million from $266.5 million in the first quarter of 2007.  This growth in sales was primarily attributable to the 83 Company-owned restaurants added since April 1, 2007, including 50 net acquired from franchisees, and was partially offset by a $4.1 million reduction in sales, due to a 1.6% decrease in same-store sales at Company-owned restaurants during the period.  System wide same-store sales increased 0.4%.

Same-store sales at Company-owned restaurants decreased compared to the year-ago quarter primarily due to a decline in customer traffic related to a continuing softening of the economy, competitive price discounting, and more temporary store closings in 2008 due to poor winter weather conditions primarily in the Midwest, where many of our Company-owned stores are located.  These negative factors were partially offset by the effect of selective price increases that were implemented subsequent to the first quarter of 2007.

Franchise revenues for the first quarter of 2008 increased 8.1% to $21.3 million from $19.7 million for the first quarter of 2007.  This growth in revenue was attributable to $0.7 million in higher royalties from the net franchised restaurants added since April 1, 2007, $0.5 million in rental income from properties leased to franchisees, and $0.3 million due to a 1.4% increase in same-store sales at franchised restaurants during the period.

Same-store sales at franchised restaurants increased compared to the year-ago quarter due primarily to incremental national media advertising initiatives, which had a greater positive effect on franchised restaurants than Company-owned restaurants because of the increased exposure in many franchise markets, and the continued implementation of operational best practices in areas such as advertising and training.

Gross profit (difference between sales and cost of sales) was $68.7 million in the first quarter of 2008, representing a gross margin of 24.4%, compared to $71.5 million, or 26.8% of sales, in the first quarter of 2007.  The decrease in gross margin was primarily due to increases in our cost of beef and other menu items, and higher distribution, utilities, and labor costs.  These negative factors were partially offset by the effect of selective price increases.

General and administrative expenses decreased 22.0% to $44.9 million in the first quarter of 2008, from $57.6 million in the first quarter of 2007, primarily due to reductions related to the effects of corporate restructuring and the sale of the asset management segment.  Approximately $8.2 million represents general corporate expenses (see reconciliation of consolidated EBITDA to net income (loss)).  This amount includes non-recurring salary, consulting and severance expenses of $2.3 million and $3.0 million of M&A advisory and public company services under a contract with Trian Fund Management, L.P. which expires in June 2009.  We expect further reductions of general corporate expenses during the remainder of 2008.  By mid-2009, general corporate expenses on a standalone basis (before the merger with Wendy’s), are expected to approximate $8.5 million per annum, or $3.5 million more than is presently allocated and included in Restaurant EBITDA.

Operating profit of $8.1 million in the first quarter of 2008 increased 18.4%, from first quarter 2007 adjusted operating profit of $6.8 million, which excludes $1.7 million of operating profit related to the asset management segment (see reconciliation of Non-GAAP measurements results to GAAP results below).

Consolidated EBITDA of $24.1 million in the first quarter of 2008 increased 11.7%, as compared to adjusted consolidated EBITDA of $21.5 million in the first quarter of 2007, which excludes $2.9 million of EBITDA related to the asset management segment (see reconciliation of Non-GAAP measurements to GAAP results below).  Included in the first quarter 2008 Restaurant EBITDA of $32.3 million (see reconciliation of consolidated EBITDA to net income (loss)) is $1.2 million of allocated corporate expenses (or approximately $5.0 million per annum).

Investment income declined $89.0 million to a loss of $65.9 million in the first quarter of 2008 from income of $23.1 million in the first quarter of 2007.  This decline is attributed principally to the $68.1 million loss on our investment in the common stock of DFR that was distributed to our stockholders on April 4, 2008 (see Deerfield Distribution below).

The effective tax rate for the first quarter of 2008 was 11%, compared to 42% in the first quarter of 2007.  The difference between the 35% statutory expected benefit in 2008 and the effective tax benefit is principally the result of a loss which is not deductible for tax purposes in connection with the decline in value of our investment in the common stock of DFR and related declared dividend.

Net income declined $74.6 million to a loss of $67.5 million in the first quarter of 2008 from net income of $7.1 million in the first quarter of 2007.  This decline is attributed principally to the investment loss described above.  Diluted loss per share was $0.73 for both Class A and Class B common stock in the first quarter of 2008 compared to diluted earnings per share of $0.07 for Class A common stock and $0.08 for Class B common stock, respectively, in the first quarter of 2007.

As of March 30, 2008, there were a total of 3,694 Arby’s restaurants in the system, including 1,156 Company-owned and 2,538 franchised locations.

Outlook

For the remainder of 2008, Triarc anticipates the following:

•	A sales increase from the opening of approximately 40 new Company-owned restaurants;
•	Lower gross margin compared to that of the comparable periods in 2007 primarily as a result of higher input costs that will not be fully offset by price increases; and
•	Lower general and administrative expenses as a result of the completion of the corporate restructuring and the sale of the asset management segment.

Roland Smith, Chief Executive Officer of Triarc said, “As we progress through 2008, we look forward to executing on the many opportunities we have to enhance shareholder value at Triarc.  To improve sales, we are significantly increasing national advertising spending to focus on the unique qualities and benefits of our food and we have a strong product and promotional calendar, which includes new product offerings and increased emphasis on value and affordability.  We will also continue to focus on further improving operations and aim to aggressively address our input and other costs.”

Roland Smith continued, “We are very excited about the Wendy’s merger and the many opportunities it presents.  We believe there are significant opportunities to drive incremental cash flow by re-energizing the Wendy’s brand, improving its operations and margins at company-owned stores, and right-sizing the combined company’s corporate structure.  We look forward to updating our stockholders on this transformative transaction with a joint proxy statement/prospectus to be filed with the Securities and Exchange Commission in the next few weeks.”

Merger Agreement With Wendy’s

On April 24, 2008, Triarc announced a definitive merger agreement with Wendy’s for an all stock transaction in which Wendy’s shareholders will receive 4.25 shares of our Class A Common Stock for each share of Wendy’s common stock they own.  Under the agreement, Triarc stockholders will also be asked to approve the conversion of each share of Triarc Class B Common Stock, Series 1, into one share of Triarc Class A Common Stock, resulting in a post-merger company with a single class of common stock.

The transaction is subject to regulatory approvals, customary closing conditions and the approval of both Triarc stockholders and Wendy’s shareholders.  There can be no assurance that shareholder and other approvals will be obtained or that the merger will be consummated.  The transaction is expected to close in the second half of 2008.  Triarc and Wendy’s expect to file with the Securities and Exchange Commission a joint proxy/prospectus statement in the next few weeks.

Deerfield Distribution

On December 21, 2007, Triarc completed the sale of its stake in Deerfield & Company LLC, an asset management business, to DFR.  Based on a decline in the market price of the 9.8 million shares of DFR common stock we received in connection with our sale of the asset management business to DFR, we concluded that the carrying value of our DFR investment was impaired.  As a result, in the first quarter of 2008, we recorded an other than temporary loss which is included in “Investment income (loss), net,” of approximately $68.1 million.  On March 11, 2008, Triarc’s Board of Directors approved the distribution of DFR common stock to Triarc stockholders and on April 4, 2008, the DFR stock was distributed to holders of record of Class A Common Stock and Class B Common Stock on March 29, 2008.

About Triarc

Triarc is a holding company and, through its subsidiaries, is currently the franchisor of the Arby's restaurant system which is comprised of approximately 3,700 restaurants, of which, as of March 30, 2008, 1,156 were owned and operated by our subsidiaries.

Forward-Looking Statements

This press release contains certain statements that are not historical facts, including, importantly, information concerning possible or assumed future results of operations of Triarc Companies, Inc. and its subsidiaries (collectively “Triarc” or the “Company”), and those statements preceded by, followed by, or that include the words “may,” “believes,” “plans,” “expects,” “anticipates,” or the negation thereof, or similar expressions, that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”).  All statements that address Triarc’s operating performance, the proposed transaction between Triarc and Wendy’s International, Inc. (“Wendy’s”) or the combined company; expectations with respect to the future financial or business performance; strategies or expectations; synergies, efficiencies, overhead savings, costs charges and capitalization and anticipated financial impacts of the merger transaction and related transactions; approval of the merger transaction and related transactions by shareholders; the satisfaction of the closing conditions to the merger transaction and related transactions; the timing of the completion of the merger transaction and related transactions; and other events or developments that are expected or anticipated to occur in the future, including statements relating to revenue growth, earnings per share growth or statements expressing general optimism about future operating results, are forward-looking statements within the meaning of the Reform Act.  Our forward-looking statements are based on our expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors.  Our actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by our forward-looking statements.  For all of our forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Reform Act.  Many important factors could affect our future results and could cause those results to differ materially from those expressed in, or implied by the forward-looking statements contained herein.  Such factors, all of which are difficult or impossible to predict accurately, and many of which are beyond our control, include, but are not limited to, (1) changes in the quick service restaurant industry; (2) prevailing economic, market and business conditions affecting Triarc and Wendy’s; (3) conditions beyond Triarc’s or Wendy’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting Triarc’s and/or Wendy’s customers or food supplies or acts of war or terrorism; (4) changes in the interest rate environment; (5) changes in debt, equity and securities markets; (6) changes in the liquidity of markets in which Triarc or Wendy’s participates; (7) the availability of suitable locations and terms for the sites designated for development; (8) cost and availability of capital; (9) adoption of new, or changes in, accounting policies and practices; and (10) other factors discussed from time to time in Triarc’s and Wendy’s news releases, public statements and/or filings with the SEC, including those identified in the “Risk Factors” sections of Triarc’s and Wendy’s Annual and Quarterly Reports on Forms 10-K and 10-Q.  Other factors include the possibility that the merger does not close, including due to the failure to receive required stockholder/shareholder or regulatory approvals, or the failure of other closing conditions.

All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release.  New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us.  We assume no obligation to update any forward-looking statements after the date of this press release as a result of new information, future events or developments, except as required by federal securities laws.  In addition, it is our policy generally not to make any specific projections as to future earnings, and we do not endorse any projections regarding future performance that may be made by third parties.

Disclosure Regarding Non-GAAP Financial Measures

The Company uses adjusted operating profit, which excludes 2007 amounts related to the asset management segment which was sold on December 21, 2007, as an internal measure of operating performance.  Management believes adjusted operating profit provides a meaningful perspective of the underlying operating performance of Triarc’s current business.  Adjusted operating profit is not a recognized term under GAAP.

EBITDA is used by management as a performance measure for benchmarking against its peers and competitors.  The Company believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to evaluate companies in the restaurant industry.  The Company also uses adjusted consolidated EBITDA, which excludes 2007 amounts related to the asset management segment which was sold on December 21, 2007, as an internal measure of business operating performance.  Management believes adjusted consolidated EBITDA provides a meaningful perspective of the underlying operating performance of Triarc’s current business. EBITDA and adjusted consolidated EBITDA are not a recognized terms under GAAP.  Because all companies do not calculate EBITDA or similarly titled financial measures in the same way, those measures may not be consistent with the way the Company calculates EBITDA. EBITDA should not be considered as an alternative to operating profit or net income (loss).

The Company’s presentation of EBITDA and other non-GAAP measures is not intended to replace the presentation of the Company’s financial results in accordance with GAAP.

Proposed Merger

In connection with the proposed merger, Triarc will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of Triarc and Wendy’s and that also constitutes a prospectus of Triarc. Triarc and Wendy’s each will mail the proxy statement/prospectus to its stockholders.  Before making any voting decision, Triarc and Wendy’s urge investors and security holders to read the proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information.  You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov).  You may also obtain these documents, free of charge, from Triarc’s website (www.triarc.com) under the heading “Investor Relations” and then under the item “SEC Filings and Annual Reports.”

Triarc, Wendy’s and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Triarc and Wendy’s stockholders in favor of the stockholder approvals required in connection with the merger.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Triarc and Wendy’s stockholders in connection with the stockholder approvals required in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC.  You can find information about Triarc’s executive officers and directors in Amendment No. 2 to its Annual Report on Form 10-K, filed with the SEC on April 25, 2008.  You can obtain free copies of these documents from Triarc using the contact information above.

Triarc Companies, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations
First Quarter Ended April 1, 2007 and March 30, 2008

	First Quarter
	2007	2008
	(In thousands except per share amounts)
Statement of Operations Data:	(Unaudited)
Revenues:
Sales	$266,498	$281,579
Franchise revenues	19,670	21,275
Asset management and related fees	15,878	-
	302,046	302,854
Costs and expenses:
Cost of sales	194,972	212,910
Cost of services	6,890	-
Advertising	17,729	20,535
General and administrative	57,583	44,911
Depreciation and amortization	15,985	15,993
Facilities relocation and corporate restructuring	403	935
Settlement of preexisting business relationships	-	(487)
	293,562	294,797
Operating profit	8,484	8,057
Interest expense	(15,389)	(13,491)

Investment income (loss), net	23,148	(65,922)
Other income (expense), net	1,607	(4,565)
Income (loss) from continuing operations before
income taxes and minority interests	17,850	(75,921)
(Provision for) benefit from income taxes	(7,443)	8,464
Minority interests in income of consolidated subsidiaries	(3,197)	(14)
Income (loss) from continuing operations	7,210	(67,471)
Loss on disposal of discontinued operations, net of income tax benefit	(149)	-
Net income (loss)	$7,061	$(67,471)

EBITDA (a)	$24,469	$24,050

Basic and diluted income (loss) from continuing operations and net income (loss) per share:
Class A common stock	$0.07	$(0.73)
Class B common stock	$0.08	$(0.73)

Number of shares used to calculate basic and diluted income (loss) per share:
Class A common stock
Basic	28,760	28,884
Diluted	29,034	28,884
Class B common stock
Basic	63,288	63,660
Diluted	64,820	63,660

	December 30,	March 30,
Balance Sheet Data:	2007	2008
Cash, cash equivalents, and investments*	$195,630	$174,025
Total assets	1,454,567	1,405,412
Long-term debt	711,531	728,235
Total stockholders' equity	448,874	363,586

* Excludes any investments related to DFR and includes restricted investments in a managed account of $99,007 and $97,507 at December 30, 2007 and March 30, 2008, respectively.

(a) The calculation of EBITDA and a reconciliation of consolidated EBITDA to net income (loss) follows:

	First Quarter
	2007	2008
	(In thousands)
	(Unaudited)
Operating profit:
Restaurants	$22,767	$17,349
Asset management	1,681	-
General corporate	(15,964)	(9,292)
Consolidated operating profit	8,484	8,057

Plus: depreciation and amortization
Restaurants	13,635	14,917
Asset management	1,251	-
General corporate	1,099	1,076
Consolidated depreciation and amortization	15,985	15,993

EBITDA:
Restaurants	36,402	32,266
Asset management	2,932	-
General corporate	(14,865)	(8,216)
Consolidated EBITDA	24,469	24,050
Depreciation and amortization	(15,985)	(15,993)
Interest expense	(15,389)	(13,491)
Investment income (loss), net	23,148	(65,922)
Other income (expense), net	1,607	(4,565)
Income from continuing operations before income
taxes and minority interests	17,850	(75,921)
(Provision for) benefit from income taxes	(7,443)	8,464
Minority interests in income of consolidated subsidiaries	(3,197)	(14)
Income (loss) from continuing operations	7,210	(67,471)
Loss on disposal of discontinued operations, net of income tax benefit	(149)	-
Net income (loss)	$7,061	$(67,471)

Triarc Companies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measurements to GAAP* results

	First Quarter
	2007	2008
	(In thousands)
	(Unaudited)

Adjusted consolidated operating profit	$6,803	$8,057
Plus Asset management operating profit	1,681	-
Consolidated operating profit	$8,484	$8,057